 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors

On November 2, 2016, ManpowerGroup Inc. (the “Company”) elected Julie M. Howard to its Board of Directors, effective December 12, 2016. Ms. Howard is Chief Executive Officer and Chairman of the Board of Directors of Navigant Consulting, Inc. Ms. Howard has not yet been appointed to any committees of the Company’s Board of Directors however, the Company anticipates she will be appointed to one or more committees in the future.

As a non-employee director of the Company, Ms. Howard will participate in the same compensation arrangement as the other non-employee directors of the Company, which will consist of a cash retainer equal to $95,000 per year and reimbursement for travel expenses incurred in connection with attending Board of Directors and Committee meetings. In addition, Ms. Howard will receive a prorated annual grant of deferred stock upon her appointment to the Board of Directors.

The Company will also enter into an indemnification agreement with Ms. Howard which will be in substantially the same form as the indemnification agreements entered into by the Company with each of the Company’s other outside directors. The description of the indemnification agreement is contained in the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated by reference herein.

The press release issued by the Company announcing the election of Ms. Howard is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                        Exhibits

Exhibit No.	Description
99.1	Press Release dated November 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: November 2, 2016	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release dated November 2, 2016